UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 26, 2017 (December 19, 2017)
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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
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200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)
Registrant’s telephone number, including area code: (562) 435-3666
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.

☐

Item 1.01. Entry into a Material Definitive Agreement.
As previously reported in the Current Report on Form 8-K filed by Molina Healthcare, Inc. (the “Company”) with the Securities and Exchange Commission on December 7, 2017, the Company entered into a commitment letter (the “Commitment Letter”) with SunTrust Bank and SunTrust Robinson Humphrey, Inc. (“STRH” and, together with SunTrust Bank, the “Commitment Parties”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Parties committed to provide, among other things, a 364-day unsecured senior bridge facility in an aggregate principal amount of up to $550.0 million (the “364-Day Bridge Facility”) to fund the Transactions (as defined below). The Commitment Letter contemplated that the 364-Day Bridge Facility would be evidenced by a new Credit Agreement by and among the Company, the guarantors party thereto, the lenders party thereto and SunTrust Bank, as administrative agent (the “Bridge Credit Agreement”).

On December 19, 2017, the Company entered into a Fifth Amendment (the “Fifth Amendment”) to its existing Credit Agreement, dated as of June 12, 2015 (as amended, the “Credit Agreement”), by and among the Company, the Guarantors party thereto, the Lenders party thereto and SunTrust Bank, as Administrative Agent, Issuing Bank and Swingline Lender. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Credit Agreement.

Section 7.1 of the Credit Agreement (without giving effect to the Fifth Amendment) provides, in relevant part, that, so long as any Lender has a Commitment under the Credit Agreement, any Obligation remains unpaid or outstanding, or any Letter of Credit remains outstanding, the Company shall not, subject to certain listed exceptions set forth therein (the “List of Indebtedness Exceptions”), create, incur, assume or suffer to exist any Indebtedness, which term would include Indebtedness created pursuant to the Bridge Credit Agreement. The Fifth Amendment modifies Section 7.1 of the Credit Agreement to permit the incurrence of Indebtedness created pursuant to the Bridge Credit Agreement by adding to the List of Indebtedness Exceptions a new defined term “364 Day Bridge Senior Unsecured Indebtedness”, meaning any unsecured bridge facility incurred by the Company no later than February 28, 2018 in an aggregate amount not to exceed $550.0 million with a maturity of 364 days and any extension, renewal or refinancing thereof, which may be used to (i) fund any required repurchases of the 2020 Convertible Notes, (ii) repay any Indebtedness used to fund any required repurchases of the 2020 Convertibles Notes, (iii) repay the Obligations and (iv) pay any fees, expenses and other transaction costs incurred in connection therewith (collectively, the “Transactions”).

The Fifth Amendment also provides that the Company may use the proceeds of the 364 Day Bridge Senior Unsecured Indebtedness to repurchase the 2020 Convertible Notes whether or not a Default or Event of Default has occurred or is continuing.

The foregoing summary of the Fifth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fifth Amendment, a copy of which is being filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits:

Exhibit No.	Description
10.1
Form of Fifth Amendment to Credit Agreement, dated as of December 19, 2017, by and among Molina Healthcare, Inc., the Guarantors party thereto, the Lenders party thereto and SunTrust Bank, in its capacities as Administrative Agent, Issuing Bank and Swingline Lender.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	December 26, 2017	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Form of Fifth Amendment to Credit Agreement, dated as of December 19, 2017, by and among Molina Healthcare, Inc., the Guarantors party thereto, the Lenders party thereto and SunTrust Bank, in its capacities as Administrative Agent, Issuing Bank and Swingline Lender.

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